                                 Exhibit 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Shared Medical Systems Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated February 8, 1999 included (or incorporated by reference) in Shared Medical Systems Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
September 17, 1999